EXHIBIT 32.1 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF THE COMPANY PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Pehong Chen, the Chief Executive Officer of BroadVision, Inc. (the "Company"), and Peter Chu, the Chief Financial Officer and Vice President of Strategy and Product Management of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30,  2016, and to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of August,  2016.

/s/ Pehong Chen

Pehong Chen Chief Executive Officer

/s/ Peter Chu

Peter Chu Chief Financial Officer and Vice President of Strategy and Product Management

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of BroadVision, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.